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                                                Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in (a) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-45661), (b) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-11229, (c) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-01419) and
(d) the Registration Statement of Dover Corporation on Form S-3 (File No. 333-48201) of our reports dated February 6, 1998 on our audits of (i) the consolidated balance sheets of Dover Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, retained earnings and cash flows for the years ended December 31, 1997, 1996 and 1995, which report is included in the 1997 Annual Report and incorporated by reference in the 1997 Annual Report on Form 10-K and (ii) the 1997 financial statement schedule of Dover Corporation, which report is included in this Annual Report on Form 10-K.


                                          Coopers & Lybrand L.L.P.


New York, New York
March 27, 1998